EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-283883 on Form S-11 of Millrose Properties, Inc. of our report dated December 18, 2024, relating to the combined financial statements of the Predecessor Millrose Business as of and for the years ended December 31, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Miami, FL

January 13, 2025